Exhibit 10.4

AMENDMENT NO. 3 TO
2013 EMPLOYEE STOCK PURCHASE PLAN
OF
INFINITY PHARMACEUTICALS, INC.

The 2013 Employee Stock Purchase Plan (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:
1.Section 12(a) of the Plan is hereby deleted and a new Section 12(a) is inserted in lieu thereof which shall read as follows:

“(a)    The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment as provided in Section 18(a) hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 12, 2019
Approved by the Stockholders on June 13, 2019